Exhibit 12.1

               Intervest Corporation of New York and Subsidiaries
               Computation of Ratios of Earnings to Fixed Charges

                                                                                      For the Year Ended December 31, 2000
                                                                                      ------------------------------------

        ($ in thousands)

        ------------------------------------------------------------------------------------------------------------------
        Earnings before income taxes, less effect of extraordinary item, net                            $  417
        Fixed charges (1)                                                                                7,636
        ------------------------------------------------------------------------------------------------------------------
        Earnings before income taxes and fixed charges                                                  $8,053
        ------------------------------------------------------------------------------------------------------------------

        Earnings to fixed charges ratio                                                                 1.05 x
        ------------------------------------------------------------------------------------------------------------------




                                                                                      For the Year Ended December 31, 1999
                                                                                      ------------------------------------

        ($ in thousands)

        ------------------------------------------------------------------------------------------------------------------
        Earnings before income taxes                                                                   $ 1,052
        Fixed charges (1)                                                                                9,050
        ------------------------------------------------------------------------------------------------------------------
        Earnings before income taxes and fixed charges                                                 $10,102
        ------------------------------------------------------------------------------------------------------------------

        Earnings to fixed charges ratio                                                                 1.12 x
        ------------------------------------------------------------------------------------------------------------------






                                                                                      For the Year Ended December 31, 1998
                                                                                      ------------------------------------

        ($ in thousands)

        ------------------------------------------------------------------------------------------------------------------
        Earnings before income taxes                                                                   $ 1,748
        Fixed charges (1)                                                                                9,401
        ------------------------------------------------------------------------------------------------------------------
        Earnings before income taxes and fixed charges                                                 $11,149
        ------------------------------------------------------------------------------------------------------------------

        Earnings to fixed charges ratio                                                                 1.19 x
        ------------------------------------------------------------------------------------------------------------------


(1) Fixed charges represent interest on debentures and amortization of debenture offering costs.